UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 22, 2021

Ouster, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-39463	86-2528989
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

350 Treat Avenue

San Francisco, California 94110

(Address of principal executive offices) (Zip Code)

(415) 949-0108

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $0.0001 par value per share	OUST	New York Stock Exchange
Warrants to purchase common stock	OUST WS	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 8.01.	Other Events.

As previously disclosed, on October 5, 2021 (the “Agreement Date”), Ouster, Inc., a Delaware corporation (the “Company”), Sparrow Acquisition Sub., Inc., a Delaware corporation and wholly owned subsidiary of the Company (“Merger Sub”), Sense Photonics, Inc., a Delaware corporation (“Sense”), and Fortis Advisors LLC, solely in its capacity as the representative of securityholders of Sense (“Holders’ Agent”), entered into an Agreement and Plan of Merger and Plan of Reorganization (the “Merger Agreement”), pursuant to which, and subject to the terms and conditions set forth in the Merger Agreement, Merger Sub agreed to merge with and into Sense (the “Merger”), with Sense surviving the Merger as a wholly owned subsidiary of the Company. A copy of the Merger Agreement was attached as Exhibit 2.1 to the Form 8-K filed by the Company with the Securities and Exchange Commission on October 5, 2021.

On October 22, 2021, the transactions contemplated by the Merger Agreement were consummated and the Company issued approximately 10 million shares of common stock as consideration for the Merger, inclusive of approximately 0.8 million shares underlying assumed options and approximately 1.6 million shares which have been initially held back by the Company for purposes of satisfying any post-closing purchase price adjustments and indemnification claims under the Merger Agreement. In addition, approximately 4.5 million restricted stock units issued to employees of Sense immediately prior to the Merger as retention incentives were assumed by the Company pursuant Merger Agreement.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Ouster, Inc.

Date: October 25, 2021	By:	/s/ Anna Brunelle
	Name:	Anna Brunelle
	Title:	Chief Financial Officer